UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

Finward Bancorp
(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue Munster, Indiana	46321
(Address of principal executive offices)	(Zip Code)

(219) 836-4400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	FNWD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Extension of Employment Agreement of David A. Bochnowski

On June 28, 2021, Finward Bancorp, an Indiana corporation (the “Bancorp”), and its bank subsidiary, Peoples Bank (the “Bank”), entered into an Employment Agreement with Mr. David A. Bochnowski, the Executive Chairman of the Board of Directors of the Bancorp and the Bank, which became effective as of the same date (the “Employment Agreement”). On May 20, 2022, the Bancorp and the Bank entered into an Extension Agreement with Mr. Bochnowski, which extends the term of the Employment Agreement by twelve months to June 28, 2023. The original term of the Employment Agreement was scheduled to expire on June 28, 2022. The Extension Agreement becomes effective as of June 28, 2022, and all other terms and conditions of the Employment Agreement remain the same.

The foregoing description of the Extension Agreement is a summary and is qualified in its entirety by reference to the terms of the Extension Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Post 2004 Deferred Compensation Plan for the Directors of Peoples Bank

On May 20, 2022, the Board of Directors (the “Board”) of the Bancorp and the Bank, upon the recommendation of the Compensation and Benefits Committee of the Board (the “Committee”), approved the Post 2004 Deferred Compensation Plan for the Directors of Peoples Bank, Amended and Restated effective May 20, 2022, which was originally adopted by the Board on May 28, 2010 (as amended and restated, the “Plan”).  The Plan is designed to provide each director of the Bank (each a “Participant”) the ability to elect on or before December 31st of any year to defer all or a portion of his or her annual director fees for succeeding calendar years. The Bank pays interest to the directors on the deferred fees at rates specified in the Plan.

The Board approved the following revisions to the Plan, which are effective May 20, 2022:

If a Participant made an election to defer his or her fees any time prior to May 20, 2022 (“Legacy Participant”), such Participant shall receive his or her distribution in ten (10) annual installments over a nine (9) year period beginning with the first day of the calendar year immediately following the year in which the Participant ceases to be a Director. A Legacy Participant may make a one-time change to a single lump sum distribution subject to a five-year waiting period as described below.

If a Participant has never made an election to defer his or her fees under the Plan before May 20, 2022 (“New Participant”), such Participant may elect to receive his or her distribution in (1) a single lump sum on the first day of the calendar year following the year in which Participant ceases to be a Director; (2) five (5) annual installments over a four (4) year period beginning with the first day of the calendar year immediately following the year in which the Participant ceases to be a director; or (3) ten (10) annual installments over a nine (9) year period beginning with the first day of the calendar year immediately following the year in which the Participant ceases to be a Director. If no distribution election is made, the Participant will receive his or her distribution in five (5) annual installments over a four (4) year period beginning with the first day of the calendar year immediately following the year in which the Participant ceases to be a director.

A Participant may elect a one-time change to the form of benefit in accordance with the Internal Revenue Code and the following: (i) A Legacy Participant may elect to change his or her form of distribution to a single lump sum payment, and a New Participant may elect to change his or her form of distribution to a single lump sum payment or any one of the two installment payments; (ii) the election shall not be effective until at least twelve (12) months after the date on which the election is made; and (iii) except for distributions due to death or a change in control (as defined in the Plan), no payment will be made (or commence being made) earlier than five (5) years from the first day of the calendar year following the year in which the Participant ceased to be a Director.

In the event a Change in Control occurs, then the deferred benefits under the Plan shall be distributed to Participants in a lump sum within 90 days after the effective date of the Change in Control. For purposes of the Plan, a “Change in Control” means (a) any one person, or more than one person acting as a group (as defined under U.S. Department of Treasury Regulation (“Treasury Regulation”) § 1.409A-3(i)(5)(v)(B)) acquires ownership of stock of the Bank that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Bank; or (b) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank possessing 30 percent or more of the total voting power of the stock of the Bank; or (c) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (d) any one person, or more than one person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12- month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank that have a total gross fair market value of more than 40 percent of the total gross fair market value of all of the assets of the Bank immediately before such acquisition or acquisitions. For purposes of clause (d), “gross fair market value” means the value of the assets of the Bank, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The foregoing clauses (a) through (d) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5)(i) shall be deemed to be a Change in Control for purposes of this Plan.

The foregoing description of the Plan is a summary and is qualified in its entirety by reference to the terms of the Plan, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2022, Finward Bancorp (the “Bancorp”) held its Annual Meeting of Shareholders (the “Annual Meeting”), as a virtual-only meeting, pursuant to due notice. Only holders of record of the Bancorp’s common stock at the close of business on March 18, 2022 (the “Record Date”) were entitled to vote at the Annual Meeting. Holders of a total of 3,270,714 shares were present virtually or by proxy at the Annual Meeting, constituting a quorum.

The Bancorp’s shareholders voted on three proposals at the Annual Meeting. The proposals are described in detail in the Bancorp’s Definitive Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on March 30, 2022. The final results of the vote regarding the proposals are set forth below.

Proposal 1: Election of Directors. The Bancorp’s shareholders elected three directors to serve three-year terms expiring in 2025. The votes regarding this proposal were as follows:

Director	Expiration of Term	Votes For	Votes Withheld	Broker Non-Votes
Joel Gorelick	2025	2,585,260	119,582	565,872
Amy W. Han, Ph.D.	2025	2,343,251	361,591	565,872
Robert W. Youman	2025	2,564,107	140,735	565,872

Proposal 2: Ratification of Auditors. The proposal described below, having received a vote virtually or by proxy of more favorable votes than votes cast against the proposal, was declared to be duly adopted by the shareholders of the Bancorp.  The votes regarding this proposal were as follows:

	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of BKD, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2022.	3,136,336	124,038	10,340	0

Proposal 3: Advisory Vote on Compensation. The proposal described below, having received an advisory vote virtually or by proxy of more favorable votes than votes cast against the proposal, was declared to be duly adopted by the shareholders of the Bancorp.  The votes regarding this proposal were as follows:

	For	Against	Abstain	Broker Non-Votes
Approval, on a non-binding advisory basis, the executive compensation of the named executive officers included in the proxy statement for the Annual Meeting.	2,299,938	258,796	146,108	565,872

No other matters were considered or voted upon at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Extension Agreement between Finward Bancorp, Peoples Bank and David A. Bochnowski effective as of June 28, 2022.
10.2	Post 2004 Deferred Compensation Plan for the Directors of Peoples Bank, Amended and Restated Effective May 20, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finward Bancorp
Date: May 23, 2022

	By:	/s/ Peymon S. Torabi
Printed Name: Peymon S. Torabi
Title: Executive Vice President, Chief Financial Officer and Treasurer